Exhibit 99.1

Earnings News

FOR THE FIRST QUARTER, 2013
__________

Revenues up 37% over same period last year; net profit of $0.4 million

Ann Arbor, Michigan, May 13, 2013 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter ended March 31, 2013.

First Quarter 2013 Results

Revenues for the first quarter of 2013 were $22.1 million, compared to $16.1 million for the corresponding period in 2012, an increase of 37%.

Gross profit for the first quarter of 2013 was $5.3 million, or 24% of revenues, compared to $4.3 million, or 27% of revenues, for the corresponding period in 2012.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the quarter was $1.5 million, compared to $481,000 for the corresponding period of 2012, an improvement of 314%. Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company reported an operating profit for the first quarter of 2013 of $841,000, compared to an operating loss of $(889,000) for the corresponding period in 2012.

The Company’s net income for the first quarter of 2013 was $404,000, or $0.03 per share, compared to a net loss of $(1.1 million), or $(0.08) per share, for the corresponding period in 2012.

“We are extremely pleased with our results this quarter, following on from a strong latter half of 2012,” stated Robert Ehrlich, Chairman and CEO Arotech Corporation. “We demonstrated significant year-on-year improvement in revenues as well as a strong level of profitability.   2013 has started off well and our scope of business is significantly larger than it was a year ago. Our activities in both simulation and batteries remain strong and we continue to see growth with much long-term potential. Based on our current backlog and combined with our performance in the first quarter, we are becoming ever more confident that we are on the right track,” concluded Mr. Ehrlich.

Backlog

Backlog of orders totaled approximately $76.3 million as of March 31, 2013, as compared to $77.3 million at March 31, 2012.

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Cash Position at Quarter End

As of March 31, 2013, the Company had $378,000 in cash and $489,000 in restricted collateral deposits, as compared to December 31, 2012, when the Company had $1.6 million in cash and $186,000 in restricted collateral deposits. The Company’s cash position improved in the thirty days following the end of the quarter.

The Company also had $1.1 million in available, unused bank lines of credit with its main bank as of March 31, 2013, under a $15.0 million credit facility granted to its FAAC subsidiary, which was secured by the Company’s assets and the assets of the Company’s other subsidiaries and guaranteed by the Company.

The Company had trade receivables of $14.3 million as of March 31, 2013, compared to $9.6 million as of December 31, 2012. The Company had a current ratio (current assets/current liabilities) of 1.36 as of March 31, 2013 and 1.37 as of December 31, 2012.

Conference Call

The Company will host a conference call today, May 13, 2013 at 5:00 p.m. EDT. Those wishing to access the conference call should dial 1-888-281-1167 (U.S.) or +1-347-293-1926 (international) a few minutes before the 5:00 p.m. EDT start time. A replay of the conference call will be available starting the following day and will be available for five days.

The replay telephone number is 1-888-295-2634 (U.S) and +972-3-925-5921 (international).

Following that, the call will also be archived and available in the investor relations section of the Company’s website at http://www.arotech.com.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates through two major business divisions: Training and Simulation, and Batteries and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Florida, Michigan and Israel.

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Investor Relations Contacts: Ehud Helft & Kenny Green CCG Investor Relations Tel: 1 646 201 9246 arotech@gkir.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(U.S. Dollars, except share data)

	Three months ended March 31,
	2013	2012
Revenues	$22,053,131	$16,107,708

Cost of revenues	16,776,967	11,819,066
Research and development expenses	533,385	591,153
Selling and marketing expenses	1,237,006	1,284,894
General and administrative expenses	2,387,811	3,000,606
Amortization of intangible assets	276,494	301,371
Total operating costs and expenses	21,211,663	16,997,090

Operating income (loss)	841,468	(889,382)

Other income	1,233	192
Financial expense, net	(189,137)	(36,836)
Total other expense	(187,904)	(36,644)
Income (loss) from continuing operations before income tax expense	653,564	(926,026)

Income tax expense	174,777	197,577
Income (loss) from continuing operations	478,787	(1,123,603)
Income (loss) from discontinued operations, net of income tax	(74,743)	64,160
Net income (loss)	404,044	(1,059,443)

Other comprehensive income, net of income tax
Foreign currency translation adjustment	211,676	167,075
Comprehensive income (loss)	$615,720	$(892,368)

Basic net income/loss per share – continuing operations	$0.03	$(0.08)
Basic net income/loss per share – discontinued operations	–	0.01
Basic net income/loss per share	$0.03	$(0.07)

Diluted net income/loss per share – continuing operations	$0.03	$(0.08)
Diluted net income/loss per share – discontinued operations	–	0.01
Diluted net income/loss per share	$0.03	$(0.07)
Weighted average number of shares used in computing basic net income/loss per share	15,569,153	14,654,803
Weighted average number of shares used in computing diluted net income/loss per share	16,171,893	14,654,803

Reconciliation of Non-GAAP Financial Measure – Continuing Operations

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Three months ended March 31,
	2013	2012
Net income (loss) continuing (GAAP measure)	$478,787	$(1,123,603)
Add back:
Financial expense – including interest	189,137	36,836
Income tax expenses	174,777	197,577
Depreciation and amortization expense	571,256	574,378
Other adjustments*	97,058	795,433
Total adjusted EBITDA	$1,511,015	$480,621

*     Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

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